CONSENT OF COUNSEL


     We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No.37 to the Registration Statement on Form N-1A of New York Daily Tax Free Income Fund, Inc., as filed with the Securities and Exchange Commission on or about August 28, 2009.

/s/ Paul, Hastings, Janofsky & Walker LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
August 28, 2009